SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2006

                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                  000-25032                25-1724540
  ----------------------------      ------------          -------------------
  (State or other jurisdiction      (Commission           (IRS Employer
   of incorporation)                File Number)          Identification No.)


            600 Mayer Street, Bridgeville, Pennsylvania       15017
          ----------------------------------------------- -------------
              (Address of principal executive offices)      (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

          On April 20, 2006, Universal Stainless and Alloy Products, Inc. issued a press release regarding its earnings for the first quarter ended March 31, 2006. A copy of the press release is attached hereto.

          The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                   By:  /s/ Richard M. Ubinger
                                        --------------------------
                                        Vice President of Finance,
                                        Chief Financial Officer and Treasurer

Dated:  April 20, 2006

                                [GRAPHIC OMITTED]
                   Universal Stainless & Alloy Products, Inc.

                               CONTACTS: Richard M. Ubinger
                                         Vice President of Finance,
                                         Chief Financial Officer and Treasurer
                                         (412) 257-7606
FOR IMMEDIATE RELEASE
---------------------                    Comm-Partners LLC
                                         June Filingeri
                                         (203) 972-0186


          UNIVERSAL STAINLESS REPORTS RECORD FIRST QUARTER 2006 RESULTS
                  - EPS reaches $0.59 on sales of $45 million -
                        - Backlog rises to $118 million -

     BRIDGEVILLE, PA, April 20, 2006 -- Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that net income for the first quarter of 2006 rose 33% to a record $3.9 million, or $0.59 per diluted share, on a 4% increase in sales, which reached a record $44.9 million. This is in comparison to net income of $2.9 million, or $0.45 per diluted share, and sales of $43.0 million reported in the 2005 first quarter.

     First quarter 2006 sales were at the high end of the Company's forecasted range of $40 to $45 million and diluted EPS exceeded the expected range of $0.50 to $0.55.

     President and CEO Mac McAninch commented: "Our record first quarter results reflected the continued strength of our niche markets, particularly aerospace. Our base price and surcharge initiatives enabled us to cope successfully with volatile raw material costs. Process improvements and our strategic shift to higher value products over the past year also contributed to our earnings growth."

     Mr. McAninch continued: "We expect our markets to remain strong, which poses our greatest challenge - to meet the needs of our customers and respond to developing market opportunities. To do so, we have added a sixth vacuum-arc remelt (VAR) furnace that is now fully operational and announced plans to add a seventh in September, as well as to expand further our production of the high quality grades of steel required for aerospace and other applications. We also added two milling machines in the first quarter to increase finished bar production in Bridgeville. Installation of a plate flattener later in the current quarter will increase our tool steel and stainless steel plate production capability. In Dunkirk, we are adding employees to increase our production of finished bar products.

     Mr. McAninch concluded: "Beyond these improvements underway, we will continue to review our manufacturing facilities to identify investments that will increase our sales potential, lower our production costs and meet the needs of our customers."

USAP REPORTS RECORD 2006 FIRST QUARTER RESULTS                  - Page 2 -

Segment Review
--------------

     In the first quarter of 2006, the Universal Stainless & Alloy Products segment had sales of $39.1 million and operating income of $4.9 million, yielding an operating margin of 13%. This compares with first quarter 2005 sales of $38.4 million and operating income of $2.7 million, or 7% of sales, which included a $342,000 write-off of fixed assets and a $110,000 reduction in the bad debt reserve. In the 2005 fourth quarter, sales were $37.7 million and operating income was $4.7 million, or 12% of sales.

     The 2% increase in sales compared with the 2005 first quarter was achieved despite a 23% reduction in tons shipped, although tons shipped were up 9% from the 2005 fourth quarter. The sales increase over the prior year first quarter was due to higher product prices and a continued favorable product mix, including strong growth in shipments of bar products to service centers and OEMs and of special shape products, which offset lower shipments to rerollers. The addition of two milling machines also benefited the most recent quarter. First quarter 2006 sales were 4% higher than the 2005 fourth quarter mainly due to increased shipments to rerollers, forgers and service centers, which offset lower OEM shipments. Operating income rose 85% from the 2005 first quarter and was up 6% from the 2005 fourth quarter due to the improved pricing and mix of products shipped.

     The Dunkirk Specialty Steel segment reported first quarter 2006 sales of $14.0 million and operating income of $1.5 million, resulting in an operating margin of 10%. This compares with sales of $13.7 million and operating income of $1.9 million, or 14% of sales, in the first quarter of 2005. In the 2005 fourth quarter, sales were $13.0 million and operating income was $1.3 million, or 10% of sales.

     Dunkirk's sales increased 2% over the 2005 first quarter and 8% over the 2005 fourth quarter due to higher selling prices and increased shipments of bar products to service centers and OEMs. Rod and wire product shipments were substantially lower than 2005 levels as the Company determined that the market pricing for certain rod and wire products did not meet its margin requirements. Operating income declined 21% from the first quarter of 2005 due to the higher cost of raw materials at the time of feedstock procurement. Operating income increased 16% over the fourth quarter of 2005 due to the improved pricing and product mix.

Business Outlook
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

     The Company estimates that second quarter 2006 sales will range from $43 to $48 million and that diluted EPS will range from $0.60 to $0.65. This compares with sales of $41.9 million and diluted EPS of $0.50 in the second quarter of 2005.

USAP REPORTS RECORD 2006 FIRST QUARTER RESULTS                  - Page 3 -

          The following factors were considered in developing these estimates:

o The Company's total backlog at March 31, 2005 approximated $118 million compared to $116 million at December 31, 2005, reflecting robust aerospace demand and continued strong power generation, petrochemical and tool steel markets.

o The second quarter is also expected to benefit from a full-quarter contribution of the new vacuum-arc remelt furnace installed in December 2005, from the two additional milling machines and from a new plate flattener to be added late in the current quarter.

o Sales from the Dunkirk Specialty Steel segment are expected to increase to $15 million due to anticipated increases in bar shipments, partially offset by lower rod and wire shipments.

Webcast
-------

     A simultaneous Webcast of the Company's conference call discussing the first quarter of 2006 and the second quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon (Eastern) today and continuing through April 27th. It can be accessed by dialing 706-645-9291, passcode 7518654. This is a toll call.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers.

Forward-Looking Information Safe Harbor
---------------------------------------

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process and production yields, risks related to property, plant and equipment and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                           -  FINANCIAL TABLES FOLLOW  -


                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                 For the Quarter Ended
                                                        March 31,
                                                  2006           2005
                                                  ----           ----
Net Sales
---------
Stainless steel                            $     33,418    $    33,619
Tool steel                                        5,827          6,017
High-strength low alloy steel                     2,552          1,122
High-temperature alloy steel                      2,369          1,025
Conversion services                                 729          1,114
Other                                                42            122
                                                -------        -------
   Total net sales                               44,937         43,019
Cost of products sold                            36,320         36,410
Selling and administrative expenses               2,256          1,907
                                                -------        -------
   Operating income                               6,361          4,702
Interest expense                                   (266)          (172)
Other income                                          2             60
                                                -------        -------
   Income before taxes                            6,097          4,590
Income tax provision                              2,195          1,652
                                                -------        -------
   Net income                              $      3,902    $     2,938
                                                =======        =======

Earnings per share - Basic                 $       0.61    $      0.46
                                                =======        =======
Earnings per share - Diluted               $       0.59    $      0.45
                                                =======        =======

Weighted average shares of
Common Stock outstanding
   Basic                                      6,417,323      6,350,547
   Diluted                                    6,559,491      6,468,475


                           MARKET SEGMENT INFORMATION
                                                 For the Quarter Ended
                                                        March 31,
                                                  2006           2005
                                                  ----           ----
Net Sales
---------
Service centers                            $     23,038    $   18,307
Rerollers                                         7,847        12,028
Forgers                                           7,564         6,263
Original equipment manufacturers                  4,599         2,324
Wire redrawers                                    1,144         2,872
Conversion services                                 729         1,114
Other                                                16           111
                                                -------      --------
   Total net sales                         $     44,937    $   43,019
                                                =======      ========

Tons shipped                                     12,045        15,230
                                                =======      ========



                            BUSINESS SEGMENT RESULTS


Universal Stainless & Alloy Products Segment

                                                 For the Quarter Ended
                                                        March 31,
                                                  2006           2005
                                                  ----           ----
Net Sales
---------
Stainless steel                            $     23,567    $   21,777
Tool steel                                        5,360         5,907
High-strength low alloy steel                     1,239           393
High-temperature alloy steel                      1,041         1,025
Conversion services                                 538           951
Other                                                40           117
                                                -------      --------
                                                 31,785        30,170
Intersegment                                      7,352         8,255
                                                -------      --------
   Total net sales                               39,137        38,425
Material cost of sales                           17,408        19,826
Operation cost of sales                          15,251        14,779
Selling and administrative expenses               1,529         1,141
                                                -------      --------

   Operating income                        $      4,949    $    2,679
                                                =======      ========



Dunkirk Specialty Steel Segment


                                                 For the Quarter Ended
                                                        March 31,
                                                  2006           2005
                                                  ----           ----
Net Sales
---------
Stainless steel                            $      9,851    $   11,842
Tool steel                                          467           110
High-strength low alloy steel                     1,313           729
High-temperature alloy steel                      1,328             -
Conversion services                                 191           163
Other                                                 2             5
                                                -------       -------
                                                 13,152        12,849
Intersegment                                        835           818
                                                -------       -------

   Total net sales                               13,987        13,667
Material cost of sales                            7,971         7,114
Operation cost of sales                           3,822         3,924
Selling and administrative expenses                 727           766
                                                -------       -------

   Operating income                        $      1,467    $    1,863
                                                =======       =======



                           CONSOLIDATED BALANCE SHEET

                                                     March 31,    December 31,
                                                       2006           2005
                                                       ----           ----
Assets
------
Cash                                            $        487    $      620
Accounts receivable, net                              29,844        27,963
Inventory                                             55,693        51,398
Deferred taxes                                         1,247         1,084
Other current assets                                   1,380         1,706
                                                    --------      --------

   Total current assets                               88,651        82,771
Property, plant & equipment, net                      47,190        45,761
Other assets                                             491           495
                                                    --------      --------

   Total assets                                 $    136,332    $  129,027
                                                    ========      ========

Liabilities and Stockholders' Equity
------------------------------------
Trade accounts payable                          $     14,075    $   12,579
Deferred revenue                                       3,871           384
Outstanding checks in excess of bank balance           2,896         3,101
Accrued income tax                                     2,732           368
Accrued employment costs                               2,347         2,958
Current portion of long-term debt                      2,005         1,555
Other current liabilities                                483           162
                                                    --------      --------

   Total current liabilities                          28,409        21,107
Bank revolver                                          2,821         6,117
Long-term debt                                        10,609        11,200
Deferred taxes                                         9,518         9,600
                                                    --------      --------

   Total liabilities                                  51,357        48,024
Stockholders' equity                                  84,975        81,003
                                                    --------      --------

   Total liabilities and stockholders' equity   $    136,332    $  129,027
                                                    ========      ========



                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                   For the Three-month Period Ended March 31,

                                                           2006             2005
                                                           ----             ----
Cash flows provided by operating activities:
  Net income                                           $   3,902        $   2,938
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                          795              769
      Loss on retirement of fixed assets                       -              342
      Deferred tax (decrease) increase                      (238)             539
      Stock based compensation expense                        41                -
      Tax benefit from exercise of stock options               -              115
      Excess tax benefits from share-based
        payment arrangements                                  (6)               -
Changes in assets and liabilities:
      Accounts receivable, net                            (1,881)          (4,790)
      Inventory                                           (4,295)          (5,404)
      Trade accounts payable                               1,496            4,544
      Deferred revenue                                     3,487              646
      Accrued income tax payable                           2,370              520
      Accrued employment costs                              (611)             147
      Other, net                                             656              907
                                                        --------         --------
Cash flow provided by operating activities                 5,716            1,273
                                                        --------         --------
Cash flow used in investing activities:
  Capital expenditures                                    (2,216)            (584)
                                                        --------         --------
Cash flow used in investing activities                    (2,216)            (584)
                                                        --------         --------
Cash flows used in financing activities:
  Revolving credit net (repayments) borrowings            (3,296)           1,807
  Long-term debt repayments                                 (141)            (484)
  Net change in outstanding checks in excess
    of bank balance                                         (205)          (1,684)
  Proceeds from issuance of common stock                       3              264
  Excess tax benefits from share-based payment
    arrangements                                               6                -
                                                        --------         --------
Cash flow used in financing activities                    (3,633)             (97)
                                                        --------         --------

    Net cash flow                                      $    (133)       $     592
                                                        ========         ========
